EXHIBIT 10.28

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.

Eighth Amendment to the Third Amended and Restated Agreement

(as amended, the “Agreement”) of Limited Partnership of Prentiss Properties

Acquisition Partners, L.P. (the “Partnership”)

RECITALS

A. The Partnership has redeemed from Belrose Realty Corporation (“Belrose”) 386,464 8.30% Series B Cumulative Redeemable Perpetual Preferred Units of the Partnership (“Series B Units”) pursuant to that certain Preferred Unit Redemption Agreement (the “Redemption Agreement”) dated as of February 24, 2004 among Belrose, Belmar Realty Corporation (“Belmar”), Belport Realty Corporation (“Belport”), and Belshire Realty Corporation (“Belshire”) and the Partnership.

B. The Partnership has redeemed from Belmar 663,536 Series B Units pursuant to the Repurchase Agreement.

C. The Partnership has redeemed from Belport 390,000 Series B Units pursuant to the Repurchase Agreement.

D. The Partnership has redeemed from Belshire 460,000 Series B Units pursuant to the Repurchase Agreement.

Prentiss Properties I, Inc., as the sole general partner of the Partnership (the “General Partner”), desires to amend the Agreement as herein set forth; terms being used herein as defined in the Agreement.

NOW, THEREFORE, the General Partner hereby adopts the following amendment to the Agreement.

1. Upon the Closing (as defined in the Repurchase Agreement), Section 4.02(d) of the Agreement and all references in the Agreement to the Series B Preferred Units and Series B Preferred Shares are deemed deleted therefrom.

[Signature Page Follows]

IN WITNESS WHEREOF, the General Partner has executed this Eighth Amendment as of February 24, 2004.

PRENTISS PROPERTIES I, INC.

By:	/s/ Thomas F. August
Name: Thomas F. August
Title: President & CEO

2